Exhibit 4.3

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, HYPOTHECATION OR DISTRIBUTION THEREOF. NO SUCH SALE, HYPOTHECATION OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Incorporated Under the Laws of the State of Delaware

Certificate Number — Shares - Preferred Stock Series A

-- * -- -- * --

BIOSCRIP, INC.

Authorized Capital: One Hundred and Twenty-Five Thousand (125,000) Shares of Common Voting Stock
Five Million (5,000,000) Shares of Preferred Stock

This Certifies that --------------------- **SPECIMEN** --------------- ("Holder") is the owner of ______________________ (________) Shares of the Series A Convertible Preferred Stock of **BIOSCRIP, INC.**, transferable only on the books of the Corporation by the Holder thereof in person or by Attorney upon surrender of this Certificate, properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this 9th day of March, 2015.

Kimberlee Seah, Senior Vice President,
General Counsel & Secretary

Richard M. Smith, President & Chief
Executive Officer

SHARES $0.0001 Par Value

The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ______ Custodian ______ (Cust) (Minor) Under Uniform Gifts to Minors Act ______ (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		
COM P	- Community property	CP ROS	- Community property with right of survivorship

For value received ________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______________________, *20*______

In presence of ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SUCH OFFER, SALE, TRANSFER OR HYPOTHECATION IS IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE ACT.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.